UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2004

Commission File Number 1-5097

JOHNSON CONTROLS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State of Incorporation)	39-0380010 (I.R.S. Employer Identification No.)

5757 N. Green Bay Avenue P.O. Box 591 Milwaukee, Wisconsin (Address of principal executive offices)	53201 (Zip Code)

Registrant’s telephone number, including area code: (414) 524-1200

ITEM 5 OTHER EVENTS
SIGNATURES

ITEM 5   OTHER EVENTS

On May 14, 2004, Johnson Controls, Inc. (JCI) notified its bondholders that it will redeem in full the $125 million of outstanding principal of its 8.2% bonds due in 2024 plus accrued interest on June 15, 2004. JCI will pay a call premium of 4.1%, approximately $5.1 million, to redeem the outstanding bonds, and plans to fund the redemption with short-term borrowings. The call premium together with the write-off of the remaining portion of unamortized debt issuance costs, will result in a one-time pre-tax charge of approximately $6.0 million in the third quarter of fiscal 2004. JCI issued the bonds in 1994.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.
BY: /s/ Stephen A. Roell
Stephen A. Roell
Date: May 18, 2004	Senior Vice President and Chief Financial Officer